Exhibit 10.3

BELLEROPHON THERAPEUTICS LLC

2014 EQUITY INCENTIVE PLAN

1.                                      Purpose

Bellerophon Therapeutics LLC, a Delaware limited liability company (together with any successor entity that assumes this Plan, the “Company”), has adopted this 2014 Equity Incentive Plan (the “Plan”) for the benefit of its eligible Employees, Directors and Consultants.  The purpose of this Plan is to provide such eligible Employees, Directors and Consultants with an opportunity to participate in the Company’s future appreciation by offering them incentive compensation linked to the increase in value of the Company’s Non-Voting Units (as defined below), so as to enhance the Company’s ability to attract, retain and motivate individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company.

2.                                      Definitions

The following capitalized terms shall have the meanings set forth below:

(a)                                               “Acquisition Price” shall have the meaning provided in Section 7(b)(1)(iv).

(b)                                               “Board” means the Board of Directors of the Company.

(c)                                                “Code” means the Internal Revenue Code of 1986, as amended, or any successor statue or statutes thereto.  Reference to any particular Code section shall include any successor section, and any regulations promulgated thereunder.

(d)                                               “Committee” shall have the meaning provided in Section 3(b) hereof.

(e)                                                “Company” shall have the meaning provided in Section 1 hereof; provided, however, that unless the context otherwise requires, “Company” shall include any of the Company’s present or future subsidiary corporations as defined in Section 424(f) of the Code and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, in each case as determined by the Board; provided further, however, that such other business ventures shall be limited to entities that, where required by Section 409A, are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(E), or applicable successor regulation).

(f)                                                 “Consultant” means a consultant or advisor to the Company, as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act or any successor form.

(g)                                                “Director” means any member of the Board, as such term is defined and interpreted for purposes of Form S-8 under the Securities Act or any successor form.

(h)                                               “Employee” means any officer or other employee of the Company, as such term is defined and interpreted for purposes of Form S-8 under the Securities Act or any successor form.

(i)                                                   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.  Reference to any particular Exchange Act section shall include any successor section.

(j)                                                  “Fair Market Value” means the fair market value of a Non-Voting Unit, as determined by (or in a manner approved by) the Board in good faith in accordance with Section 409A.

(k)                                               “Interests” means the interests as defined in the LLC Agreement.

(l)                                                   “IPO” means the initial public offering of the securities of the Company pursuant to an effective registration statement filed pursuant to the Securities Act or other similar transaction in which securities of the Company are offered for sale to the general public.

(m)                                           “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Bellerophon Therapeutics LLC, dated as of February 9, 2014.

(n)                                               “Member” shall have the meaning set forth in the LLC Agreement

(o)                                               “New Payment Date” shall have the meaning provided in Section 9(f) hereof.

(p)                                               “Non-Voting Unit” shall mean the Non-Voting Units of the Company as defined in the LLC Agreement.

(q)                                               “Option” shall have meaning provided in Section 6(a) hereof.

(r)                                                  “Participant” means each Employee, Consultant or Director to whom an Option is granted.

(s)                                                 “Person” means any individual, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representative, successors and assigns of such Person where the context so permits.

(t)                                                  “Plan” has the meaning provided in Section 1 hereof.

(u)                                               “Reorganization Event” means:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Non-Voting Units are converted into or exchanged for the right to receive cash, securities or other property or are cancelled, (b) any transfer or disposition of all of the Non-Voting Units for cash, securities or other property pursuant to a Unit exchange or other transaction or (c) any liquidation or dissolution of the Company.

(v)                                               “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.  Reference to any particular Securities Act section shall include any successor section.

(w)                                             “Section 409A” means Section 409A of the Code and the Department of Treasury Regulations and other interpretive guidance thereunder.

3.                                      Administration and Delegation

(a)                                               Administration.  The Plan will be administered by the Board.  It shall be the duty of the Board to conduct the general administration of this Plan in accordance with its provisions.  The Board shall have the power to interpret this Plan and the agreements pursuant to which Options are issued, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules.  By way of example and not limitation, but subject to the terms of the Plan, the Board shall have the exclusive power and authority to (i) select the Employees, Consultants or Directors to be granted

Options, (ii) determine the number of Options to be granted to each Employee, Consultant or Director, the time or times when Options are to be granted, and the terms and conditions that shall apply to Options which have been granted, (iii) amend the Plan and any Option agreements, and (iv) exercise such powers and perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.  All decisions and determinations by the Board and any action taken by the Board in respect of the Plan and within the powers granted to the Board herein shall be conclusive and binding on all Persons having or claiming any interest in the Plan or any award made under the Plan.

(b)                                               Delegation.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”).  All references in the Plan to the “Board” shall mean, to the extent that the Board’s powers or authority under the Plan have been delegated to a Committee, the Board or such Committee of the Board.  Notwithstanding the foregoing, the Board shall have the power to re-vest in itself at any time any powers delegated to the Committee.

4.                                      Eligibility.  All Employees, Directors and Consultants shall be eligible for the grant of Options.

5.                                      Shares Available for Option Awards.  Subject to adjustment under Section 7, Options may be made under the Plan for up to (i) 7,000,000 Non-Voting Units of the Company.  If any Option expires or is terminated, surrendered or canceled without having been fully exercised, or is forfeited in whole or in part, the unused Non-Voting Units covered by such Option shall again be available for the grant of Options under the Plan.

6.                                      Stock Options

(a)                                 General.  All awards under the Plan shall be in the form of options to purchase a fixed number of Non-Voting Units (each, an “Option”).  The Board shall determine the number of Non-Voting Units to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.  Any Options granted under this Plan need not be the same with respect to each Participant.

(b)                                 Exercise Price.  The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the Fair Market Value per Non-Voting Unit on the date the Option is granted; provided, that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(c)                                  Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(d)                                 Exercise of Options.  Once exercisable, Options may be exercised by delivery to the Company of a notice of exercise in a form of notice (which may be electronic) approved by the Board, together with payment in full (in a manner specified in Section 5(e)) of the exercise price for the number of Non-Voting Units for which the Option is exercised.  The Non-Voting Units for which the Option was exercised will be delivered by the Company to the Participant as soon as practicable following exercise.  Prior to the exercise of any Option, the Board may, at any time and in its sole discretion, cancel the vested portion of any outstanding Options granted under this Plan in exchange for a cash payment equal to the excess of the Fair Market Value of Non-Voting Units underlying such vested portion of the Option over its exercise price.

(e)                                  Payment Upon Exercise.  Non-Voting Units purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)                                 in cash or by check, payable to the order of the Company;

(2)                                 when the Non-Voting Units are registered under the Exchange Act, except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)                                 when the Non-Voting Units are registered under the Exchange Act and to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of Non-Voting Units owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such shares, if acquired directly from the Company, were owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such shares were not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)                                 to the extent provided for in the applicable Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of units underlying the portion of the Option being exercised less (ii) such number of units as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5)                                 to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6)                                 by any combination of the above permitted forms of payment.

7.                                      Adjustments for Changes in Capitalization and Certain Other Events

(a)                                 Certain Transactions.  In the event of any split, reverse split, dividend, recapitalization, combination or reclassification of Company Interests, any spin-off or similar change in capitalization, a conversion of the Company under applicable law into a corporation or other entity or any distribution to holders of Company Interests other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the number and class of securities and exercise price per share of each outstanding Option and (iii) such other terms and provisions of the Plan and each outstanding Option to the extent determined by the Board to prevent dilution or enlargement of benefits intended to be provided under the Plan and the Options, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board.  Without limiting the generality of the foregoing, in the event the Company effects a split of the Non-Voting Units by means of a dividend of Non-Voting Units and the exercise price of and the number of Non-Voting Units subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such dividend shall be entitled to receive, on the distribution date, the dividend with respect to the Non-Voting Units acquired upon such Option exercise, notwithstanding the fact that such Non-Voting Units were not outstanding as of the close of business on the record date for such dividend.

(b)                                 Reorganization Events.

(1)                                 In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Options on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Option agreement or another agreement between the Company and the Participant):  (i) provide that such Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised and/or unvested Options will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Options shall become exercisable, realizable, or deliverable, or restrictions applicable to an Option shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Non-Voting Units will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Option held by a Participant equal to (A) the number of Non-Voting Units subject to the vested portion of the Option (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (x) the Acquisition Price over (y) the exercise price of such Option and any applicable tax withholdings, in exchange for the termination of such Option, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.  In taking any of the actions permitted under this Section 7(b)(1), the Board shall not be obligated by the Plan to treat all Options or all Options held by a Participant, identically.

(2)                                 For purposes of Section 7(b)(1)(i), an Option shall be considered assumed if, following consummation of the Reorganization Event, such Option confers the right to purchase or receive pursuant to the terms of such Option, for each Non-Voting Unit subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Non-Voting Units for each Non-Voting Unit held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Non-Voting Units); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common equity securities of the acquiring or succeeding entity (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding entity, provide for the consideration to be received upon the exercise or settlement of the Option to consist solely of such number of shares of common equity securities of the acquiring or succeeding entity (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per unit consideration received by holders of outstanding Non-Voting Units as a result of the Reorganization Event.

(c)                                  Limitations. Notwithstanding anything in this Section 7 of the Plan to the contrary, any adjustment or other action to be taken with respect to any Option under this Section 7 shall be structured to the extent reasonably practicable in a manner that will not cause any Option to be subject to a penalty tax under Section 409A but that preserves to the maximum extent possible the benefits intended to be made available under the Plan or with respect to the Options; provided, that no adjustment or other action to be taken with respect to any Option under this Section 7 shall be made or taken to the extent that any such adjustment or other action would result in a violation of Section 409A.

8.                                      General Provisions Applicable to Options

(a)                                 Transferability of Options.  Options (or any interest in an Option, including, prior to exercise, any interest in Non-Voting Units issuable upon exercise of an Option) shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Option for the gratuitous transfer of the Option by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Non-Voting Unit subject to such Option to such proposed transferee.  The Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall deliver to the Company a written instrument, as a condition to such transfer, in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Option.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.  For the avoidance of doubt, nothing contained in this Section 8(a) shall be deemed to restrict a transfer to the Company.

(b)                                 Documentation.  Each Option shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine.  Each Option may contain terms and conditions in addition to those set forth in the Plan.

(c)                                  Termination of Status.  The Board shall determine the effect on an Option of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Option.

(d)                                 Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver share certificates or otherwise recognize ownership of Non-Voting Units under an Option.  The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages.  If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations.  Payment of withholding obligations is due before the Company will issue any shares on exercise of an Option or at the same time as payment of the exercise price unless the Company determines otherwise.  If provided for in an Option agreement or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of Non-Voting Units, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where shares are being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e)                                  Amendment of Option.  The Board may amend, modify or terminate any outstanding Option.  The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 7.

(f)                                   Conditions on Delivery of Non-Voting Units.  The Company will not be obligated to deliver any Non-Voting Units pursuant to the Plan or to remove restrictions from units previously issued or delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such units have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g)                                  Acceleration.  The Board may at any time provide that any Option shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

9.                                      Miscellaneous

(a)                                 No Right To Employment or Other Status.  No Person shall have any claim or right to be granted an Option by virtue of the adoption of the Plan, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

(b)                                 No Membership Rights.  Subject to the provisions of the applicable Option, no Participant or successor in interest shall be deemed to be a Member, an assignee or other equity holder of the Company with respect to any Non-Voting Units to be acquired with respect to an Option until becoming the record holder of such Non-Voting Units.

(c)                                  Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board.  No Options shall be granted under the Plan after the expiration of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board and (ii) the date the Plan was approved by the holders of the Company’s outstanding voting Interests, but Options previously granted may extend beyond that date.

(d)                                 Amendment of Plan.  Except as otherwise provided in this Section 9(d), this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the Board; provided, however, that any amendment to the Plan that requires approval of the Company’s Members under the LLC Agreement, applicable law or the applicable requirements of a stock exchange shall be subject to such approval to the extent required.  No amendment, suspension or termination of this Plan shall, without the consent of the holder of an Option, materially adversely affect any rights or interests under such Option theretofore granted or awarded, unless the Option itself otherwise expressly so provides.  No Option may be granted or awarded during any period of suspension or after termination of this Plan.

(e)                                  Compliance with Laws.  This Plan, the granting and vesting of Options under this Plan and any payment in respect of Options are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities law, federal margin requirements and Section 409A) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any Non-Voting Units that may become deliverable under this Plan shall be subject to such restrictions, and the Person acquiring such Non-Voting Units shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.  To the extent permitted by applicable law, the Plan and any Options awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(f)                                   Compliance with Section 409A of the Code.  Except as provided in individual Option agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Option) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit.  The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.  The Company makes no representations or warranty and shall have no liability to the Participant or any other Person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g)                                  Limitations on Liability.  Notwithstanding any other provisions of the Plan, no individual acting as a member of the Board, or as an officer, other employee, or agent of the Company, will be liable to any Participant, former Participant, spouse, beneficiary, or any other Person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company.  The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such Person’s own fraud or bad faith.

(h)                                 Authorization of Sub-Plans (including Grants to non-U.S. Employees).  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions.  The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable.  All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(i)                                     Interpretation.  Whenever the context requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural.  The words “hereof,” “hereunder,” “herein” and other compounds of the word “here” shall refer to the entire Plan and not to any specific section or provision.  Headings of sections, as used herein, are provided for convenience only and are not to serve as a basis for interpretation or construction of this Plan.  All determinations left to the discretion of the Board under the Plan or any Option Agreement, including without limitation under Section 7 of the Plan, shall be made in the Board’s discretion in good faith.  All cross-references to provisions of the LLC Agreement shall be deemed to refer to any appropriate replacement or successor provisions of the LLC Agreement to the extent that the LLC Agreement is modified in the future.

(j)                                    Governing Law; Severability.  This Plan and any Option Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to principles of conflicts of laws thereof and without regard to principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.  In the event that any provision of the Plan shall be held illegal, invalid or unenforceable for any reason, such term or provision shall be fully severable, but shall not affect the remaining terms and provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable term or provision was not included herein.

(k)                                 Not Compensation.  Absent express provisions to the contrary, Options and related benefits or payments shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation.

(l)                                     Waiver.  No waiver by the Company of a breach of any provision of the Plan, which includes any Option agreement entered into hereunder, by any Participant, or of any obligation to comply with any condition or provision of the Plan to be performed by any Participant, will operate or be construed as a waiver by the Company of any subsequent breach of, or obligation to comply with, any similar or dissimilar provision or condition at the same or any subsequent time.  The failure of the Company to take any action by reason of any such breach will not deprive the Company of the right to take action at any time.